          As filed with the Securities and Exchange Commission on April 29, 1994
                                                       Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                   FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                               V.F. CORPORATION
               (Exact name of issuer as specified in its charter)

                 Pennsylvania                                                                                         23-1180120
- - - - - - --------------------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)                              (I.R.S. Employer Identification No.)

                 1047 North Park Road, Wyomissing, Reading, Pennsylvania                                                  19610
- - - - - - -------------------------------------------------------------------------------------------------------------------------------
                       (Address of Principal Executive Offices)                                                      (Zip Code)

                     VF Corporation 1991 Stock Option Plan
- - - - - - --------------------------------------------------------------------------------
                              (Full title of the plan)

                   Lori M. Tarnoski, Vice President/Secretary
           VF Corporation, PO Box 1022, Reading, Pennsylvania 19603
- - - - - - --------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                (610) 378-1151
- - - - - - --------------------------------------------------------------------------------

          (Telephone number, including area code of agent for service)

                                   Copies to:

                         Aloysius T. Lawn, IV, Esquire
                       Clark, Ladner, Fortenbaugh & Young
                              One Commerce Square
                        2005 Market Street - 22nd Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 241-1825

If the only securities being registered on this form are being offered pursuant
to dividend or reinvestment plans, please check the following box.  [    ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]



                       EXHIBIT INDEX APPEARS AT PAGE ___.
                            PAGE   1   of    PAGES.





                                      (ii)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                               Proposed Maximum        Proposed Maximum
Title of Securities         Amount to be         Offering Price            Aggregate                       Amount of
to be Registered           Registered(1)          Per Share(2)         Offering Price(2)               Registration Fee
- - - - - - ------------------------------------------------------------------------------------------------------------------------------------
Common Stock
(without par value;
stated capital $1.00
per share)
                             3,000,000               $50.375            $151,125,000                      $52,112.43
====================================================================================================================================

(1) Indicates the aggregate number of additional shares of Common Stock authorized and reserved for issuance pursuant to the 1991 Plan. The Shareholders of the Corporation, at the Corporation's Annual Meeting of Shareholders held April 19, 1994, approved an increase in the number of shares of Common Stock reserved for issuance pursuant to the 1991 Stock Option Plan from 3,000,000 shares to 6,000,000 shares.

(2) This price is estimated solely for the purposes of calculating the registration fee. In accordance with Rule 457(h), the price for outstanding but unexercised options is computed on the basis of the closing price of $50.375 per share of VF Corporation's Common Stock on the New York Stock Exchange on April 26, 1994.

         Approximate Date of Commencement of Proposed Sales Pursuant to the
Plan: As soon as practicable after the effective date of this Registration Statement.

         Prospectus Relating to Two Registration Statements: As authorized by Rule 429 under the Securities Act of 1933, as amended, this Registration Statement constitutes Post-Effective Amendment No. 1, Post-Effective Amendment No. 3 and Post-Effective Amendment No. 7 to V.F. Corporation's
Registration Statements on Form S-8/S-3 (Nos. 33-55014, 2-26566 and 2-85579, respectively) relating to shares of Common Stock of VF Corporation reserved for issuance upon exercise of stock options heretofore granted pursuant to the V.F. Corporation 1991 and 1982 Stock Option Plans.





                                     (iii)

PROSPECTUS

                                V.F. CORPORATION
                              1047 North Park Road
                         Wyomissing, Pennsylvania 19610

                               1,128,625 Shares

                                  COMMON STOCK
                          (Without Par Value - Stated
                            Capital $1.00 Per Share)

               -------------------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               -------------------------------------------------


         This Prospectus is being used in connection with the offering from time to time by certain shareholders ("Selling Shareholders") of V.F. Corporation ("VF"), or their successors in interest of shares of the Common Stock of VF which have been or may be acquired upon the exercise of stock options pursuant to the 1982 Stock Option Plan and 1991 Stock Option Plan (collectively the "Plans").

         The Common Stock may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange, The Pacific Stock Exchange, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meeting of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. VF will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement.

         The closing price of VF's Common Stock on both the New York Stock Exchange on April 26, 1994 was $50.375. The closing price of VF's Common Stock on the Pacific Stock Exchange on April 21, 1994 was $50.50.

                 ----------------------------------------------


         No person is authorized to give any information or to make any representations, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by VF.

                 ----------------------------------------------


         The date of this Prospectus is April 29, 1994.

                             AVAILABLE INFORMATION

         VF is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by VF with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at: 75 Park Place, 14th Floor, New York, New York 10007 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained upon written request addressed to the Commission at the Public Reference Section, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the New York and Pacific Stock Exchanges and reports, proxy statements and other information concerning VF may also be inspected at the offices of New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Inc., 115 Sansone Street, 8th Floor, San Francisco, California 94104.

         In addition, VF will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Shareholders for VF's latest fiscal year and a copy of any or all of the documents incorporated herein by reference other than exhibits to such documents. See "INCORPORATION OF DOCUMENTS BY REFERENCE". Such requests should be directed to L.M. Tarnoski, Vice President/Secretary, V.F. Corporation, P.O. Box 1022, Reading, Pennsylvania 19603; or (610) 378-1151.


                    INCORPORATION OF DOCUMENTS BY REFERENCE


         The following documents previously filed with the Commission are incorporated herein by reference:

         (a) VF's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 ("Form 10-K");

         (b)     VF's Current Report on Form 8-K, dated January 19, 1994;

         (c) VF's Amendment to Current Report on Form 8-K/A, dated January 19, 1994;

         (d) VF's definitive Proxy Statement dated March 17, 1994, for the Annual Meeting of Shareholders held April 19, 1994;

         (e)     VF's Current Report on Form 8-K, dated April 6, 1994; and

         (f) VF's Registration Statement on Form 8-A dated April 27, 1965 filed pursuant to Section 12(g) of the 1934 Act and VF's Registration Statements on Form 8-A dated May 8, 1987 and January 25, 1988 filed pursuant to
Section 12(b) of the 1934 Act, which contain descriptions of the Common Stock and certain rights relating to the Common Stock, including any amendment or reports filed for the purpose of updating such descriptions.

         In addition to the foregoing, all documents subsequently filed by VF pursuant to Section 13(a), 13(c), 14 and 15(d) of the Act (prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


                              SELLING SHAREHOLDERS
                               The following table sets forth as of April
22,1994 the name of each Selling Shareholder, the nature of his position, office, or other material relationship to VF or its subsidiaries and the number of shares of Common Stock which each Selling Shareholder (1) owned of record;
(2) may acquire pursuant to the exercise of a previously granted option or options which hereafter may be granted under the Plans, all of which shares may be sold pursuant to this Prospectus; and (3) the amount of Common Stock to be owned by each Selling Shareholder assuming the grant of the maximum number of shares issuable under the Plans, the exercise of all options granted under the Plans and the sale of all shares acquired upon exercise of such options.
Except for Messrs. Pike and Sharp, who as co-trustees under certain Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased beneficially own 11,461,644 shares of Common Stock (representing 17.8% of the outstanding Common Stock), none of the listed individuals owns 1% or more of the outstanding Common Stock.

                                                                                                 Amount of
                                                            Expected to Acquire               Common Stock to
Name and Relationship               Owned                   Pursuant to the Plan              be Owned After
to VF Corporation              as of 4/22/94                and Offered Pursuant Hereto       Exercise and Sale

- - - - - - ----------------------------------------------------------------------------------------------------------------
Lawrence R. Pugh,                   21,031                   536,800                             21,031
  Chairman of the Board
  and Chief Executive Officer

Robert D. Buzzell,                     800                     5,400                                800
  Director

Edward E. Crutchfield, Jr.,          1,500                     3,900                              1,500
  Director

Ursula F. Fairbairn,                   200                      -0-                                 200
  Director

Barbara S. Feigin,                   1,900                     3,900                              1,900
   Director

Roger S. Hillas,                     3,538                     3,900                              3,538
  Director

Leon C. Holt, Jr.,                   3,000                     5,400                              3,000
  Director

J. Berkley Ingram, Jr.,              3,500                     3,900                              3,500
  Director

Robert F. Longbine,                  2,000                     5,400                              2,000
  Director

Mackey J. McDonald,                  8,719                   138,000                              8,719
  President and Director

William E. Pike,                     2,400                     5,400                              2,400
  Director

M. Rust Sharp,                       1,000                     5,400                              1,000
  Director

L. Dudley Walker,                   19,500                     3,900                             19,500
  Director

Harold E. Addis                      3,000                    55,000                              3,000
  Vice President - Human
  Resources and Administration

Paul R. Charron                      1,000                    99,000                              1,000
  Executive Vice President

H. Lynn Hazlett                      5,898                    50,925                              5,898
  Vice President - Business Systems

Gerard G. Johnson                   10,016                   121,000                             10,016
  Vice President - Finance and
  Chief Financial Officer

                                                               Amount of
                                                            Expected to Acquire               Common Stock to
Name and Relationship            Owned                      Pursuant to the Plan              be Owned After
to VF Corporation            as of 4/22/94                  and Offered Pursuant Hereto       Exercise and Sales

- - - - - - -----------------------------------------------------------------------------------------------------------------
Lori M. Tarnoski                  11,414                       25,000                            11,414
  Vice President and Secretary

Frank C. Pickard III                 736                       24,400                               736
  Vice President and Treasurer

Robert K. Shearer                    149                       32,000                               149
  Vice President and Controller



                                 LEGAL MATTERS


         Legal matters with respect to Common Stock being offered hereby have been passed upon for VF by Clark, Ladner, Fortenbaugh & Young, Philadelphia, Pennsylvania. M. Rust Sharp, a partner in Clark, Ladner, Fortenbaugh & Young, is a director of VF. On April 22, 1994, Mr. Sharp, other partners, of counsel, associates and other non-clerical employees of Clark, Ladner, Fortenbaugh & Young and their spouses owned beneficially an aggregate 3,591 shares of the Common Stock of VF. In addition, Mr. Sharp beneficially owns options to purchase 3,600 shares of Common Stock and, as a co-trustee under certain Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased, beneficially owns 11,461,644 shares of Common Stock.


                          STATEMENT OF INDEMNIFICATION


         Under provisions of VF's By-Laws, the monetary liability of a director of VF is limited to those cases in which (a) he or she breached or failed to perform the duties of a director in good faith, in a manner he or she reasonably believed to be in the best interest of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances and (b) the breach or failure to perform constituted self-dealing, willful misconduct or recklessness, except that the limitation would not apply to the responsibility or liability of a director pursuant to a criminal statute or for the payment of taxes pursuant to local, state or federal law. Furthermore, VF's By-Laws provide that any person made a party to any lawsuit by reason of being a director, officer or employee of VF may be indemnified by VF to the full extent permitted by Pennsylvania law against reasonable expenses, including attorneys' fees, incurred by the director, officer or employee in connection with the defense of such lawsuit. With respect to possible indemnification of directors, officers and controlling persons of VF for liabilities arising under the Act pursuant to such provisions, VF is aware that the Commission has taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                    EXPERTS


The consolidated financial statements and schedules of VF incorporated by reference into the Form 10-K have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

As of April 22, 1994, the authorized Common Stock of VF totaled 66,370,069 shares, without par value, of which 64,600,097 shares of Common Stock were issued and outstanding, not including 1,769,972 shares of Common Stock held in treasury. Further information concerning the Common Stock of VF may be found in the documents incorporated by reference above.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14 (FORM S-3).  Other Expenses of Issuance and Distribution.

The expenses in connection with the offering of shares pursuant to that portion of the Registration Statement on Form S-3 are listed below. VF Corporation will pay each of these expenses.


         Filing Fee -- Securities and Exchange
         Commission   . . . . . . . . . . . . . . . . . . . . . . . . . . .  $52,112.43

         Accountants' Fee and Expenses* . . . . . . . . . . . . . . . . . .  $ 7,700.00

         Fees and Expenses of the Company's
         Counsel*   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $17,250.00

         Printing and Engraving Expenses* . . . . . . . . . . . . . . . . .  $ 1,200.00

         Miscellaneous Expenses*  . . . . . . . . . . . . . . . . . . . . .  $ 1,200.00
                                                                             ----------

           Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $79,462.43

         ---------------------------
           *  Estimated



ITEM 3 (FORM S-8).  INCORPORATION OF DOCUMENTS BY REFERENCE.


         Incorporated by reference into this Registration Statement are (a) VF's latest Annual Report on Form 10-K for the fiscal year ended January 1, 1994; (b) VF's Current Report on Form 8-K, dated January 19, 1994; (c) VF's Amendment to Current Report on Form 8-K/A, dated January 19, 1994; (d) VF's definitive proxy statement or information statement filed pursuant to Section 14 of the 1934 Act in connection with VF's latest Annual Meeting of Shareholders and any definitive proxy or information statement as filed in connection with any subsequent or special meeting of its shareholders; (e) VF's Current Report on Form 8-K, dated April 6, 1994; (f) VF's Registration Statement on Form 8-A dated April 27, 1965 filed pursuant to section 12(g) of the 1934 Act and the Corporation's Registration Statements on Form 8-A dated May 8, 1987 and January 25, 1988 filed pursuant to section 12(b) of the 1934 Act, which contain descriptions of the Common Stock and certain rights relating to the Common Stock, including any amendment or reports filed for the purpose of updating such descriptions; and (g) all documents subsequently filed by VF pursuant to Section 13(a), 13(c), 14 and 15(d) of the Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         The consolidated financial statements and schedules of VF incorporated by reference into the Form 10-K have been audited by Ernst & Young, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report and given upon the authority of such firm as experts in auditing and accounting.

ITEM 4 (FORM S-8).  DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5 (FORM S-8).  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters with respect to Common Stock being offered hereby have been passed upon for VF by Clark, Ladner, Fortenbaugh & Young, Philadelphia, Pennsylvania. M. Rust Sharp, a partner in Clark, Ladner, Fortenbaugh & Young, is a director of VF. On April 22, 1994, Mr. Sharp, other partners, of counsel, associates and other non-clerical employees of Clark, Ladner, Fortenbaugh & Young and their spouses owned beneficially an aggregate 3,591 shares of VF Common Stock. In addition, Mr. Sharp beneficially owns options to purchase 3,600 shares of Common Stock and, as a co-trustee under certain Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased, beneficially owns 11,461,644 shares of Common Stock.

ITEM 6 (FORM S-8) AND ITEM 15 (FORM S-3).
INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1741 of the Pennsylvania Business Corporation Law, as amended (the "BCL"), provides that a business corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 1742 of the BCL provides that in the case of actions by or in the right of the corporation, a corporation may indemnify any such persons only against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action and only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect to any claim, issue or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation, except to the extent that a court determines that indemnification is proper under the circumstances. The BCL further provides under Section 1743 that to the extent that such person has been successful on the merits or otherwise in defending any action (even one on behalf of the corporation), he is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. The By-Laws of VF provide for indemnification of the officers or directors of VF to the fullest extent permissible under the BCL.

         The indemnification provided for under the BCL is not exclusive of any other rights of indemnification. Under Section 1746 of the BCL a corporation may maintain insurance on behalf of any of the persons referred to above against liability asserted against any of them and incurred in or arising out of any capacity referred to above, whether or not the corporation would have the power to indemnify against such liabilities under the BCL. Section 513 of the Pennsylvania Associations Code ("Section 513") provides that a Pennsylvania corporation shall have the power, by action of the shareholders, directors or otherwise, to indemnify a person as to action in his official capacity and as to action in another capacity while holding that office for any action taken or any failure to take any action, whether or not the corporation would have the power to indemnify the person under any other provision of law (including
Section 1741 and 1742 of the BCL), except as provided in Section 513, and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Indemnification is not authorized pursuant to Section 513 in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. In addition to the power to advance expenses under the BCL, Section 513 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Section 513 permits a business corporation to create a fund, under the control of a trustee or otherwise, to secure or insure in any manner its indemnification obligations whether arising under or pursuant to Section 513 or otherwise. VF's By-Laws provide that any person made a party to any lawsuit by reason of being a director or officer of VF may be indemnified by VF, to the full extent permitted by Pennsylvania law, against the reasonable expenses, including attorneys' fees, incurred by the director or officer in connection with the defense of such lawsuit. The By-Laws further provide that a director of VF shall not be personally liable for monetary damages arising from any action taken or any failure to act by the director unless (a) the director has failed to perform his fiduciary duty to VF (as defined under Section 511 of the Pennsylvania Associations Code) and (b) the breach of duty constituted self-dealing, willful misconduct or recklessness. The limitation on a director's personal liability for monetary damages does not apply to a director's criminal liability or liability for taxes.

         VF maintains directors and officers' liability insurance for expenses for which indemnification is permitted by Pennsylvania Business Corporation Law and Section 513. These insurance policies insure VF against amounts which it may become obligated to pay as indemnification to directors and officers and insures its directors and officers against losses (except fines, penalties and other matters uninsurable under law) arising from any claim made against them on account of any alleged "wrongful act" in their official capacity. A wrongful act is defined as "any breach of any duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors and officers or ... so alleged by any claimant on any matter claimed against them solely by reason of their being such directors or officers," subject to certain exclusions. Directors and officers are also insured against losses (except fines, penalties and other matters uninsurable under law) arising out of the insured's breach of fiduciary duty, subject to certain exclusions.

ITEM 7  (FORM S-8).  EXEMPTION FROM REGISTRATION CLAIM.

         Not Applicable.

ITEM 8  (FORM S-8) AND ITEM 16  (FORM S-3).  EXHIBITS.

4.1      VF Corporation 1991 Stock Option Plan, as amended through April 19,
         1994.

5        Opinion of Counsel

23       Consents of Independent Auditors

24       Power of Attorney


ITEM 9  (FORM S-8) AND ITEM 17 (FORM S-3).  UNDERTAKINGS.


         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post- effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Act, each filing of VF's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given, a copy of its Annual Report to Shareholders for its last fiscal year, unless such employee otherwise has received a copy of such Report, in which case VF shall state in the Prospectus that it will promptly furnish, without charge, a copy of such Report on written request of the employee. If the last fiscal year of VF has ended within 120 days prior to the use of the Prospectus, the Annual Report for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each such employee.

         (6) To deliver or cause to be delivered to all employees participating in the Plan, who do not otherwise receive such material as shareholders of VF, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements, and other communications distributed to its shareholders generally.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-8 and S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Wyomissing, Commonwealth of Pennsylvania on the 29th day of April, 1994.

                                  VF CORPORATION


                                  By:/s/ L.R. Pugh
                                     --------------------------
                                     L.R. Pugh
                                     Chairman of the Board and
                                     Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                    TITLE                           DATE
    ---------                    -----                           ----
/s/ L.R. Pugh                    Chairman of the Board and       4/29/94
- - - - - - ----------------------           Chief Executive Officer
L.R. Pugh

/s/ G.G. Johnson                 Vice President - Finance        4/29/94
- - - - - - ----------------------           and Chief Financial Officer
G.G. Johnson


/s/ R.K. Shearer                 Vice President and Controller   4/29/94
- - - - - - ----------------------
R.K. Shearer

                                                              DIRECTORS
Lawrence R. Pugh *                                               Leon C. Holt, Jr. *
Robert D. Buzzell *                                              J. Berkley Ingram, Jr. *
Edward E. Crutchfield, Jr. *                                     Robert F. Longbine *
Ursula F. Fairbairn *                                            Mackey J. McDonald*
Barbara S. Feigin *                                              William E. Pike *
Roger S. Hillas *                                                M. Rust Sharp *
                                                                 L. Dudley Walker *


     A majority of the Board of Directors

                                                                 * By:  /s/ L. M. Tarnoski
                                                                        ------------------
                                                                         L. M. Tarnoski
                                                                         Attorney-In-Fact

Date:  April 29, 1994

                                                            EXHIBIT INDEX
                                                            -------------


                 Exhibit No.                                                                                           Page
                 -----------                                                                                           ----
                 4.1                          VF Corporation 1991 Stock Option Plan, as amended through April 19,
                                              1994

                 5                            Opinion of Counsel

                 23                           Consents of Independent Auditors

                 24                           Power of Attorney